            As filed with the Securities and Exchange Commission on July 2, 1999
                                                     [Registration No. __-_____]

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------

                             WILLIAMS-SONOMA, INC.
               (Exact name of issuer as specified in its charter)


               CALIFORNIA                                  94-2203880
      (State or other jurisdiction                      (I.R.S. employer
   of incorporation or organization)                 identification number)


              3250 VAN NESS AVENUE, SAN FRANCISCO, CALIFORNIA 94109
               (Address of Principal Executive Office) (Zip Code)

              WILLIAMS-SONOMA, INC. ASSOCIATE STOCK INCENTIVE PLAN
                           (Full title of the "Plan")

             DENNIS CHANTLAND                                 Copy to:
     Executive Vice President, Chief                    JOAN L. LESSER, ESQ.
   Administrative Officer and Secretary                 Irell & Manella LLP
          Williams-Sonoma, Inc.                       1800 Avenue of the Stars
           3250 Van Ness Avenue                              Suite 900
     San Francisco, California 94109                   Los Angeles, CA 90067
              (415) 421-7900                               (310) 277-1010

        (Name, address including zip code and telephone number, including area code, of registrants' agent for service)

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                Proposed             Proposed
          Title of                               Maximum             Maximum
Securities to be Registered   Amount to be   Offering Price         Aggregate             Amount of
                               Registered      Per Share *       Offering Price *     Registration Fee*
----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value   1,221,775         $33.25            $40,624,019             $11,293
----------------------------------------------------------------------------------------------------------
Interests in the Plan (1)     Indeterminate        N/A                 N/A                    $0
==========================================================================================================

* The offering price is to be computed pursuant to Rule 457(h) and Rule 457(c). As such, the offering price is the average of the high and the low price as of July 1, 1999.

(1) Pursuant to Rule 416(c) under the Securities Act of 1993, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

EARLIER REGISTRATION STATEMENTS INCORPORATED BY REFERENCE. In 1990, Williams-Sonoma, Inc., filed a Registration Statement on Form S-8, registration number 33-33693, with respect to $1,400,000 of interests in the Plan (the "1990 S-8"). In 1995, Williams-Sonoma, Inc. filed an amendment to the 1990 S-8 (the "1995 S-8"). The present Registration Statement on Form S-8 (the "1999 S-8") incorporates the 1990 S-8 and the 1995 S-8 by reference.

INFORMATION REQUIRED BY PART I OF FORM S-8. The document(s) updating the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into the 1999 S-8 pursuant to Item 3 of Part II of this Registration Statement taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed in (a) through (d) below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents:

        (a) The Company's Quarterly Report on Form 10-Q for the three-month period ended May 2, 1999;

        (b) The Company's Annual Report on Form 10-K for the year ended January 31, 1999;

        (c) The Williams-Sonoma, Inc. Associate Incentive Plan Annual Report on Form 11-K for the year ended December 31, 1998; and

        (d) The description of the Company's Common Stock contained in Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on July 25, 1984, including any amendment or report filed for the purpose of updating such description.

        Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 309(c) of the California General Corporations Code (the "CCL") permits a provision in the articles of incorporation eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. On June 20, 1995, Article V of the Company's Articles of Incorporation was amended to eliminate the liability of the directors of the Company for monetary damages to the fullest extent permissible under California law.

        Section 317 of the CCL provides for the indemnification of directors, officers and "agents" (as defined in Section 317(a) of the CCL) under certain circumstances. Section 7.06 of the Company's Restated and Amended Bylaws ("Bylaws") grants the Company the power to indemnify its directors, officers and "agents" under certain circumstances, to the extent permitted by California law, against certain expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of their positions as directors, officers or "agents." Specifically,
Section 2.10 of the Plan provides for the indemnification of the members of the Plan's administrative committee, appointed by the Board to administer the Plan against any and all liabilities and claims arising out of their membership thereon, other than expenses and liabilities arising out of gross negligence, recklessness, or willful or intentional malfeasance or misfeasance. Pursuant to California law and the Bylaws, the Company is required to indemnify directors, officers and "agents" against expenses actually and reasonably incurred to the extent that such party is successful on the merits in defense of certain proceedings.

        Section 317(i) of the CCL also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any agent of the corporation against any liabilities asserted against or incurred by the agent in such capacity. The Company maintains a director's and officer's liability insurance policy insuring the Company's directors and officers against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Company under certain circumstances in the event that indemnification payments are made by the Company to such directors and officers.

        Section 204(a)(11) of the CCL provides for the indemnification, subject to certain limitations, of directors, officers and "agents" for breach of their duty to a corporation and its shareholders in excess of that expressly permitted by Section 317 of the CCL. On December 6, 1988, the Company's Restated Articles of Incorporation were amended implementing Section 204(a)(11) of the CCL.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

        4      Williams-Sonoma, Inc. Associate Stock Incentive Plan

        5.1 Opinion of Irell & Manella LLP as to the legality of the securities being registered being registered

        5.2 Internal Revenue Service Determination Letter as to the qualification of the Plan under Section 401 of the Internal Revenue Code

        23.1   Independent Auditors' Consent

        23.2   Consent of Irell & Manella LLP (included in Exhibit 5.1)

        24 Powers of Attorney (included on signature page of this Registration Statement)

ITEM 9. UNDERTAKINGS.

a.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 28, 1999.

                                     WILLIAMS-SONOMA, INC.



                                     By: /s/ Dennis A. Chantland
                                        ---------------------------------------
                                         Dennis A. Chantland
                                         Executive Vice President, Chief
                                         Administrative Officer and Secretary


                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dennis A. Chantland, his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, lawfully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                      Title                                                Date
     ---------                      -----                                                ----


/s/ W. Howard Lester                Director and Chairman of the Board               June 28, 1999
----------------------------------  and Chief Executive Officer (principal
W. Howard Lester                    executive officer)


/s/ Charles E. Williams             Director and Vice Chairman of the Board          June 28, 1999
----------------------------------
Charles E. Williams


/s/ Dennis A. Chantland             Executive Vice President and Chief               June 28, 1999
----------------------------------  Administrative Officer and Secretary
Dennis A. Chantland                 (principal financial and accounting
                                    officer)


/s/ Patrick J. Connolly             Director and Executive Vice President            June 28, 1999
----------------------------------  and General Manager, Catalog Division
Patrick J. Connolly


/s/ Gary G. Friedman                Director and Chief Merchandising                 June 28, 1999
----------------------------------  Officer and President, Retail Division
Gary G. Friedman


/s/ Adrian D.P. Bellamy             Director                                         June 28, 1999
----------------------------------
Adrian D.P. Bellamy

     Signature                      Title                                                Date
     ---------                      -----                                                ----


/s/ James M. Berry                  Director                                         June 28, 1999
----------------------------------
James M. Berry


/s/ Nathan Bessin                   Director                                         June 28, 1999
----------------------------------
Nathan Bessin


/s/ James A. McMahan                Director                                         June 28, 1999
----------------------------------
James A. McMahan


/s/ John E. Martin                  Director                                         June 28, 1999
----------------------------------
John E. Martin


/s/ Janet Emerson                   Director                                         June 28, 1999
----------------------------------
Janet Emerson

                                 EXHIBIT INDEX

4       Williams-Sonoma, Inc. Associate Stock Incentive Plan

5.1 Opinion of Irell & Manella LLP as to the legality of the securities being registered being registered

5.2 Internal Revenue Service Determination Letter as to the qualification of the Plan under Section 401 of the Internal Revenue Code

23.1    Independent Auditors' Consent

23.2    Consent of Irell & Manella LLP (included in Exhibit 5.1)

24      Powers of Attorney (included on signature page of this Registration
        Statement)